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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to this Amendment No. 7 to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on
Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $.01 per share, of PlanetCAD Inc. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 6th day of March, 2002.

                                        PCD INVESTMENTS, LLC


                                        By:           /s/ Eric A. Weissmann
                                           -------------------------------------
                                                 Eric A. Weissmann, President



                                                   /s/ Eric A. Weissmann
                                        ----------------------------------------
                                        Eric A. Weissmann



                                                   /s/ Gary M. Jacobs
                                        ----------------------------------------
                                        Gary M. Jacobs